EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated
January 22, 1998, which appears on page 36 of the 1997
Annual Report to Shareholders of LSI Logic Corporation, which is incorporated by reference in LSI Logic
Corporation's Annual Report on Form 10-K for the year ended
December 31, 1997.




Price Waterhouse LLP
San Jose, California
June 22, 1998